                                                                       EXHIBIT 1
                                                                       ---------
                                   AGREEMENT

     Pursuant to Rule 13(d)-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Forte Software, Inc.

     EXECUTED as a sealed instrument this 12th day of February, 1997.


                                 GREYLOCK LIMITED PARTNERSHIP

                                  By:   /s/ Henry F. McCance
                                        -----------------------------
                                        Henry F. McCance
                                        Co-Managing General Partner

                                                  *
                                  ----------------------------------
                                  Robert P. Henderson


                                  /s/ Henry F. McCance
                                  ----------------------------------
                                  Henry F. McCance



                                  *By:   /s/ Henry F. McCance
                                        -----------------------------
                                             Henry F. McCance
                                             Attorney-in-fact


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